Exhibit 10.1

SECOND AMENDMENT TO CONFIDENTIAL CONSULTING AGREEMENT

This second amendment (the “Second Amendment”) to the Confidential Consulting Agreement dated July 9, 2007 (the “Agreement”) by and between the parties hereto, is executed as of the date below (the “Effective Date”), by and between Financial Leadership Group, LLC, a California limited liability company (“FLG”), and TiVo, Inc. (“Client”).

RECITALS

WHEREAS, FLG is in the business of providing certain financial services; and,

WHEREAS, Client wishes to retain FLG to provide and FLG wishes to provide such services to Client on the terms set forth herein; and,

WHEREAS, the parties hereto wish to extend the term of the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants set forth in the Agreement, the parties hereto agree as follows:

1. Term.	The term of the Agreement is hereby extended until November 9, 2007, and shall automatically renew in 30 day increments.

2. Termination.	Paragraph 4(B) of the Agreement is amended to provide for 30 days’ notice of termination.

3. Miscellaneous.	All other terms and conditions of the Agreement remain unchanged. This Second Amendment shall be incorporated in the Agreement as Exhibit C.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

CLIENT: TiVo Inc., a Delaware corporation.		FLG: Financial Leadership Group, LLC, a California limited liability company.

By:	Nancy Kato	By:	Jeffrey S. Kuhn

Signed:	/s/ Nancy Kato	Signed:	/s/ Jeffrey S. Kuhn

Title:	Senior Vice President, Human Resources	Title:	Managing Partner

Address:	2160 Gold Street P.O. Box 2160 Alviso, CA 95002	Effective Date: October 2, 2007.

Tel:	(408) 519-9100

Fax:	(408) 519-5330

Email:	nancykato@tivo.com

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